Exhibit 1.1
StemCells, Inc.
11,750,820 Shares
Common Stock
($0.01 par value per Share)
Placement Agency Agreement
April 3, 2006

Placement Agency Agreement
April 3, 2006
UBS Securities LLC
     as Placement Agent
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          StemCells, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 11,750,820 shares (the “Shares”) of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company. The Company desires to engage UBS Securities LLC (the “Placement Agent” or “UBS”) as its exclusive placement agent in connection with such issuance and sale. The Shares are described in the Prospectus which is referred to below.
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-128797) under the Act (the “registration statement”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Placement Agent (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you, for use by the Placement Agent and by dealers in connection with the offering of the Shares.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the basic prospectus attached to or used with the Prospectus Supplement.

          Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the basic prospectus included in the Registration Statement at the time the Registration Statement became effective under the Act.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto.
          “Disclosure Package,” as used herein, means the Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.
          Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.
          The Company and the Placement Agent agree as follows:
     1. Agreement to Act as Placement Agent. Upon the basis of the representations and warranties of the Company and subject to the terms and conditions set forth in this Agreement and in the letter agreement dated September 12, 2005 between the Company and the Placement Agent (the “Engagement Letter”), the Company engages the Placement Agent, on a reasonable efforts basis, to act as its exclusive placement agent in connection with the offer and sale, by the Company, of Shares to the Investors. As compensation for services rendered, at the time of purchase (as defined below) the Company shall pay to the Placement Agent an amount equal to 6.0% of the gross proceeds received or to be received by the Company from the sale of the Shares (the “Agency Fee”); provided, however, that nothing in this Agreement shall affect the Company’s obligation to pay the Minimum Placement Fee (as defined in the Engagement Letter) to the Placement Agent in the manner provided in the Engagement Letter in the event the Aggregate Placement Fee (as defined in the Engagement Letter) payable to the Placement Agent during the Term (as defined in the Engagement Letter) is less than the Minimum Placement Fee. The Shares are being sold to Investors at a price of $3.05 per share. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the offering and sale of the Shares.
          The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable efforts basis, and this Agreement shall not give rise to any commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Shares or otherwise provide any financing. The Placement Agent shall have no authority to bind the Company in respect of the sale of any Shares. The sale of the Shares shall be made pursuant to purchase agreements substantially in the form included as Exhibit A hereto (the “Purchase Agreements”).
     2. Payment and Delivery. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York 10019 (or at such other place as shall be agreed upon by you and the Company), at 10:00 A.M., New York City time, on April 6, 2006 (unless another time shall be agreed to by you and the Company). Subject to the terms and conditions hereof, payment of the purchase price for the Shares (adjusted in the manner set forth below) shall be made to the Company in the manner set forth below by Federal Funds wire transfer, against delivery of certificates for the Shares, through the facilities of The Depository Trust Company (“DTC”), to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase. Payment of the purchase price for the Shares to be purchased by Investors shall be made at the time of purchase by such Investors directly to the Company. The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” At the time of purchase, the Company shall deliver to the Placement Agent, by Federal Funds wire transfer, an amount in cash equal to the sum of the aggregate Agency Fee and the Placement Agent’s bona fide estimate of the amount, if any, of expenses for which the Placement Agent is entitled to reimbursement pursuant hereto or to the Engagement Letter, which estimate shall be evidenced by expense reimbursement invoices provided by the Placement Agent to the Company prior to the time of purchase. As soon as reasonably practicable after the time of purchase, the Company or the Placement Agent, as applicable, shall make any necessary reconciling or additional payment(s) with respect to such estimate in order to effect the reimbursement to which the Placement Agent is entitled pursuant hereto and the Engagement Letter. Electronic transfer of the Shares shall be made at the time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Placement Agent that:
     (a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of

Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the offering price for the Shares to Investors; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;
     (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus complied at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the time of purchase did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Placement Agent and furnished in writing by the Placement Agent to the Company expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was or will be filed with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, as applicable, in all material respects, with the requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Placement Agent, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as filed with the Commission on November 3, 2005, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Placement Agent is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

     (d) the Shares have been registered with the Commission on Form S-3 under the Act pursuant to the standards for such Form S-3 in effect prior to October 21, 1992;
     (e) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Basic Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement, the Basic Prospectus and the Prospectus); and all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market (the “NASDAQ”);
     (f) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;
     (g) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiary (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);
     (h) the Company has no subsidiaries (as defined under the Act) other than StemCells California, Inc. (the “Subsidiary”); the Company owns all of the issued and outstanding capital stock of the Subsidiary; other than the capital stock of the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity, other than the Company’s equity interest in ReNeuron Group plc, as disclosed in the Registration Statement, Basic Prospectus and the Prospectus; complete and correct copies of the charters and the bylaws of the Company and the Subsidiary and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including the time of purchase; the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;
     (i) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;
     (j) the capital stock of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and the certificates for the Shares are in due and proper form;
     (k) this Agreement has been duly authorized, executed and delivered by the Company;
     (l) neither the Company nor the Subsidiary is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, with respect to clauses (B), (C), (D) or (E), for such breaches, violations, defaults and events as would not, individually or in the aggregate, have a Material Adverse Effect;
     (m) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or the Subsidiary pursuant to) (A) the charter or bylaws of the Company or the Subsidiary, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or the Subsidiary or any of their respective properties, except, with respect to clause (B), for such conflicts, breaches, violations, defaults and events as would not, individually or in the aggregate, have a Material Adverse Effect;
     (n) except as have been obtained or made, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered, (iii) under the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”) or (iv) any necessary qualification with or notice to NASDAQ, which shall be effected or made in a timely manner;
     (o) except as described in the Registration Statement, the Basic Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or placement agent or as a financial advisor to the Company in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;
     (p) each of the Company and the Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business, except where the failure to have or obtain such licenses, authorizations, consents and approvals, or to make such filings, would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor the Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;
     (q) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or the Subsidiary or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or the Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;
     (r) Grant Thornton LLP, whose reports on the consolidated financial statements of the Company and the Subsidiary are incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, is an independent registered public accountant as required by the Act and by the rules of the Public Company Accounting Oversight Board (the “PCAOB”);
     (s) the financial statements included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiary as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements, if any, and pro forma financial data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Basic Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Basic Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;
     (t) subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company and the Subsidiary taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiary, which is material to the Company and the Subsidiary taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiary (excluding, for purposes of this clause (iv), (A) any such changes due to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Basic Prospectus and the Prospectus or the grant of options under existing stock option plans described in the Registration Statement, the Basic Prospectus and the Prospectus, and (B) any incurrence of indebtedness made in the ordinary course of the Company’s business as contemplated by the Registration Statement, the Basic Prospectus and the Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary;

     (u) neither the Company nor the Subsidiary is, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will either of them be, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (v) the Company and the Subsidiary have good and marketable title to all property (real and personal) described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except to the extent such liens, claims, security interests or other encumbrances are disclosed in the Registration Statement, the Basic Prospectus and the Prospectus; all the property described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being held under lease by the Company or the Subsidiary is held thereby under valid, subsisting and enforceable leases;
     (w) the Company and the Subsidiary own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed (in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus) to be conducted (including the commercialization of products or services described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as under development), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Basic Prospectus and the Prospectus disclose is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiary have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiary (except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect), and all such agreements are in full force and effect; (vii) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; (viii) to the Company’s knowledge, there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (ix) except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, the manufacture, use or sale of the product candidates described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as under development by the Company or the Subsidiary falls or would fall within the scope of one or more claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or the Subsidiary;
     (x) neither the Company nor the Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is no (A) unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or the Subsidiary and (C) union representation dispute currently existing concerning the employees of the Company or the Subsidiary, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiary and (iii) neither the Company nor the Subsidiary has violated any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or the Subsidiary;
     (y) the Company and the Subsidiary and their respective properties, assets and operations are in compliance with, and the Company and the Subsidiary hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);
     (z) the Company and the Subsidiary periodically review the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);
     (aa) all tax returns required to be filed by the Company or the Subsidiary have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;
     (bb) the Company and the Subsidiary maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiary and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; neither the Company nor the Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires;
     (cc) neither the Company nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or the Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement, except where the terminations or non-renewals of such contracts or agreements would not, individually or in the aggregate, have a Material Adverse Effect;
     (dd) the Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (ee) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiary, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Company remediated the material weakness, significant deficiencies and ineffectiveness of internal controls over financial reporting disclosed in the Company’s Annual Report on Form 10-K filed with the Commission on March 15, 2005; all “significant deficiencies” and “material weaknesses” (as such terms are defined in PCAOB Auditing Standard No. 2) of the Company, if any, have been disclosed in the Registration Statement, the Basic Prospectus and the Prospectus; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiary and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;
     (ff) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
     (gg) neither the Company nor the Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiary has made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus;
     (hh) the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company, except as described in the Registration Statement, the Basic Prospectus and the Prospectus;
     (ii) the preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus were and, if begun and still pending, are being conducted in all material respects in accordance with protocols, if any, filed with the appropriate regulatory authorities for each such test or trial, as the case may be, and with standard medical and scientific research procedures; the description of the results of such tests and trials contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurate and complete in all material respects and fairly present the data derived from such tests and trials, and the Company and the Subsidiary have no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus, neither the Company nor the Subsidiary has received any notices or other correspondence from the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (the “Regulatory Agencies”) prohibiting the commencement or requiring the termination, suspension or modification of any preclinical tests or clinical trials that are described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus or any

Permitted Free Writing Prospectus; and the Company and the Subsidiary have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies;
     (jj) the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;
     (kk) since September 30, 2005, the Company has not received any notice from the NASDAQ regarding the delisting of the Common Stock from the NASDAQ;
     (ll) neither the Company nor the Subsidiary nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (mm) to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement, the Basic Prospectus and the Prospectus;
     (nn) the Company has not offered, or caused the Placement Agent to offer, Shares to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiary or any of their respective products or services; and
     (oo) except pursuant to this Agreement or as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiary has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.
          In addition, any certificate signed by any officer of the Company or the Subsidiary and delivered to the Placement Agent or counsel for the Placement Agent in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Placement Agent.
     4. Certain Covenants of the Company. The Company hereby agrees:

     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Placement Agent in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Placement Agent, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Placement Agent may reasonably request; in case delivery (whether physically or through compliance with Rule 172 under the Act or any similar rule) of a prospectus in connection with the sale of the Shares is required after the nine-month period referred to in Section 10(a)(3) of the Act, and after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will promptly prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;
     (c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);
     (d) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;
     (e) if the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares shall extend to or beyond December 1, 2008, to (i) file with the Commission, prior to December 1, 2008, a new registration statement under the Act relating to the Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; and (ii) use its best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after December 1, 2008 and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;
     (f) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Placement Agent’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;
     (g) subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

     (h) to advise the Placement Agent promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Placement Agent promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Placement Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;
     (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 15, 2007;
     (j) to furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);
     (k) to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiary which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;
     (l) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Basic Prospectus and in the Prospectus Supplement;
     (m) to reimburse the Placement Agent for expenses as set forth in Section 2 of the Engagement Letter and to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, the Permitted Free Writing Prospectuses and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agent and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Placement Agent, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Placement

Agent and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Placement Agent) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Placement Agent relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Placement Agent’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered by the Company in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;
     (n) to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;
     (o) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement, the Basic Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement, the Basic Prospectus and the Prospectus, (D) the issuance, other than pursuant to stock option plans described in the Registration Statement, the Basic Prospectus or the Prospectus, of options and warrants for Common Stock to directors, officers, employees or consultants of the Company, as compensation for services rendered or to be rendered by them to the Company, provided such options and warrants are not exercisable during the Lock-Up Period and (E) the issuance of Common Stock or securities convertible into or exercisable for Common Stock in connection with a partnership, research, licensing, collaboration, joint venture or similar arrangement, or an acquisition of any other business or entity, or any stock, assets or technology thereof (any such arrangement or transaction, a “Strategic Transaction”), provided that, in each case, (x) the aggregate number of shares of Common Stock issued or issuable (or underlying convertible or exercisable securities issued or issuable) pursuant to Strategic Transactions in reliance upon this clause (E) does not exceed 20% of the number of shares of Common Stock outstanding immediately prior to the Strategic Transaction (or the first Strategic Transaction, if more than one) and (y) each recipient of such shares of Common Stock or securities convertible into or exercisable for Common Stock has theretofore executed a binding lock-up agreement agreeing with UBS not to transfer, directly or indirectly, any such shares or securities (or shares of Common Stock underlying such securities) during the Lock-Up Period;
     (p) prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or the Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or the Subsidiary, or the offering of the Shares, without your prior consent;
     (q) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;
     (r) not to, and to cause the Subsidiary not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (s) to use its best efforts to cause the Shares to be listed for quotation on the NASDAQ and to maintain the listing of the Common Stock, including the Shares, on the NASDAQ; and
     (t) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

     5. Reimbursement of Placement Agent’s Expenses. If this Agreement is terminated by the Placement Agent pursuant to Section 7, if any of the conditions set forth in Section 6 are not satisfied in accordance with Section 6 or if the sale of the Shares to the Investors is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement or obligation, or to comply with any provision, of this Agreement, the Engagement Letter or any Purchase Agreement, then the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Placement Agent for all of its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel.
     6. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase an opinion of Ropes & Gray LLP, counsel for the Company, addressed to the Placement Agent, and dated the time of purchase, and in form and substance satisfactory to UBS, in the form set forth in Exhibit C hereto.
     (b) The Company shall furnish to you at the time of purchase, an opinion of Mintz Levin Cohn Ferris Glovsky and Popeo P.C., special counsel for the Company with respect to patents and proprietary rights, addressed to the Placement Agent, and dated the time of purchase, and in form and substance satisfactory to the Placement Agent, in the form set forth in Exhibit D hereto.
     (c) The Company shall furnish to you at the time of purchase, an opinion of Covington & Burling, special counsel for the Company with respect to regulatory matters, addressed to the Placement Agent, and dated the time of purchase, and in form and substance satisfactory to the Placement Agent, in the form set forth in Exhibit E hereto.
     (d) You shall have received from Grant Thornton LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus Supplement and the time of purchase, and addressed to the Placement Agent in the forms satisfactory to the Placement Agent, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any.
     (e) You shall have received at the time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Placement Agent, dated the time of purchase, in form and substance reasonably satisfactory to the Placement Agent.
     (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (g) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (h) Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (i) The Company will, at the time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase, in the form attached as Exhibit F hereto.
     (j) You shall have received the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit B hereto, of each of the Company’s directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act), and each such Lock-Up Agreement shall be in full force and effect at the time of purchase.
     (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase as you may reasonably request on the basis of any change in circumstances or potential change in circumstances from the time of execution of this Agreement until the time of purchase which affects or could reasonably be expected to affect, or otherwise calls into question, the accuracy and completeness of any such statement.
     (l) The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase.
     (m) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the placement agency, or other arrangements of the transactions,

contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the Placement Agent hereunder shall be subject to termination in the absolute discretion of the Placement Agent, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, the effect of which change or development is, in the sole judgment of the Placement Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Placement Agent, makes it impractical or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or the Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If the Placement Agent elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.
          If the sale of the Shares, as contemplated by this Agreement and the Purchase Agreements, is not carried out for any reason permitted under this Agreement or the Purchase Agreements, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement or the Purchase Agreements, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 8 hereof), and the Placement Agent shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof). Under such circumstances, the Engagement Letter shall remain in full force and effect in accordance with its terms.
     8. Indemnity and Contribution.
     (a) The Company agrees to indemnify, defend and hold harmless the Placement Agent, its affiliates, each other person, if any, controlling the Placement Agent or its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons, to the extent set forth in the Engagement Letter, which indemnification provisions are incorporated by reference herein.
     (b) The Placement Agent agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Placement Agent (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 8, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability in any way related to or arising out of such Proceeding and does not contain any factual or legal admission by or with respect to such indemnified party or any adverse statement with respect to the character, professionalism, due care, loyalty, expertise or reputation of such indemnified party or any action or inaction by such indemnified party.
     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) of this Section 8 or insufficient to hold harmless any such indemnified party in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the Company shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims in the manner set forth in the Engagement Letter. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (b) of this Section 8 or insufficient to hold such indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the Placement Agent shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of placement fees but before deducting expenses) received by the Company, and the total placement fees received by the Placement Agent, bear to the aggregate offering price to Investors of the Shares. The relative fault of the Company on the one hand and of the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to Investors exceeds the amount of any damage which the Placement Agent has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act,

and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     9. Information Furnished by the Placement Agent. The statements set forth under the caption “Plan of distribution—Price stabilization” in the Prospectus Supplement, only insofar as such statements relate to the stabilization activities that may be undertaken by the Placement Agent, constitute the only information furnished by the Placement Agent, as such information is referred to in Sections 3 and 8 hereof.
     10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Placement Agent, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3155 Porter Drive, Palo Alto, CA 94304, Attention: Martin McGlynn, President and Chief Executive Officer, with a copy to Ropes & Gray LLP, One International Place, Boston, MA 02110-2624, Attention: Geoffrey Davis.
     11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agent or any indemnified party. The Placement Agent and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Company) shall acquire or have any right under or by virtue of this Agreement.
     14. No Fiduciary Relationship. The Company hereby acknowledges that the Placement Agent is acting solely as placement agent in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement and the Engagement Letter entered into on an arm’s length basis, and in no event do the parties intend that the Placement Agent act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Placement Agent may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof or the date of the Engagement Letter. The Placement Agent hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement, the Engagement Letter or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Placement Agent agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Placement Agent to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement, the Engagement Letter or any matters leading up to such transactions.
     15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     16. Successors and Assigns. This Agreement shall be binding upon the Placement Agent and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Placement Agent’s respective businesses and/or assets.
     17. Engagement Letter. Except to the extent specifically stated herein, the Engagement Letter shall remain in full force and effect in accordance with its terms.
     18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding between the Company and the Placement Agent, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Placement Agent.

Very truly yours,

StemCells, Inc.

By:	/s/ Martin McGlynn

Name: MARTIN MCGLYNN
Title: PRESIDENT & CEO

F-31

Accepted and agreed to as of the date
first above written

UBS Securities LLC

By:	/s/ Steven Meehan
Name: Steven Meehan
Title: Managing Director

By:	/s/ Chris Hogg
Name: Chris Hogg
Title: Associate Director
F-32

Exhibit A
Form of Confirmation
StemCells, Inc.
3155 Porter Drive
Palo Alto, CA 94304
Ladies and Gentlemen:
The undersigned,                                          (the “Investor”), hereby confirms its agreement with you as follows:
     1. This Confirmation (the “Confirmation”) is made as of                                         , 2006 between StemCells, Inc., a Delaware corporation (the “Company”), and the Investor.
     2. The Company and the Investor have agreed that the Investor will purchase from the Company and the Company will issue and sell to the Investor                                          shares of common stock (the “Shares”) of the Company, at a purchase price of $                                         per Share, or an aggregate purchase price of $                                        . The Investor acknowledges that the offering of the Shares is not a firm commitment underwriting.
     3. The completion of the purchase and sale of the Shares (the “Closing”) shall occur on                                         , 2006 (the “time of purchase”). At the Closing, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Shares as set forth above in Section 2, and the Investor shall deliver, or cause to be delivered, to the Company by Federal Funds wire transfer the full amount of the purchase price for the Shares being purchased.
     4. This Confirmation shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.
     5. This Confirmation may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
     6. A prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained, when available, from the Company at 3155 Porter Drive, Palo Alto, CA 94304, Attention: Chief Executive Officer.
     7. The Company confirms that it has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with UBS Securities LLC that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. A copy of the Placement Agency Agreement is available upon request.
     8. The Company further confirms that the Investor’s obligation to purchase the Shares is subject to the accuracy of the representations and warranties made by the Company in the Placement Agency Agreement and the fulfillment of those undertakings of the Company to be fulfilled, pursuant to the Placement Agency Agreement, prior to the Closing. The Investor confirms that its obligations are expressly not conditioned on the purchase by any other investors of shares of the Company’s common stock that they have agreed to purchase from the Company.

Please acknowledge that the foregoing correctly confirms the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:

Name:
Title:

Address:

Tax ID No.:

Contact Name:

Telephone:

Name in which book entry should be made:

Contact Name:

ACKNOWLEDGED AND AGREED
StemCells, Inc.

By:
Name:
Title:

Exhibit B
Lock-Up Agreement
___________ ___, 2006
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Placement Agency Agreement (the “Placement Agency Agreement”) to be entered into by StemCells, Inc., a Delaware corporation (the “Company”), and you, as Placement Agent, with respect to the offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).
     In order to induce you to enter into the Placement Agency Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Placement Agency Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Placement Agent to be bound by the terms of this Lock-Up Agreement[,] [or] (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Placement Agent to be bound by the terms of this Lock-Up Agreement [or (d) sales of Common Stock in accordance with the provisions of an existing Rule 10b5-1 sales plan heretofore entered into by the undersigned, as in effect on the date hereof and without regard to any subsequent amendments or modifications

F-1

thereto or reinstatements thereof, provided that in no event will such plan permit (A) the sale in aggregate of more than [___] shares of Common Stock during the Lock-Up Period or (B) any sales of Common Stock during the Lock-Up Period at a price less than $[___] per share * ]. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.
* * *

*	Insert, with the approval of the Placement Agent, for any person signing a Lock-Up Agreement who has a Rule 10b5-1 sales plan.

F-2

     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Placement Agency Agreement shall be terminated prior to the “time of purchase” (as defined in the Placement Agency Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,
Name:

F-3